EXECUTION VERSION
AMENDMENT NO. 1
TO
CREDIT AGREEMENT
AMENDMENT NO. 1, dated as of November 21, 2023 (this “Amendment”), to the Credit Agreement, dated as of April 17, 2023, among ARISTOTLE FUNDS SERIES TRUST, a Delaware statutory trust, acting for the account of and for the benefit of the series thereof known as ARISTOTLE FLOATING RATE INCOME FUND (the “Borrower”), the Lenders party thereto, and U.S. BANK NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) (the “Existing Credit Agreement”).
RECITALS
A.Each capitalized term that is defined in the Existing Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.
B.The Borrower desires to amend the Existing Credit Agreement, and the Administrative Agent and each Amendment Lender (as defined below) have agreed thereto, in each case upon the terms and conditions herein contained.
AGREEMENTS
Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. For purposes hereof, the following terms have the following meanings when used herein:
“Added Text” means characters indicated textually in the same manner as the following example: double underlined text.
“Amendment Lender” means each Existing Lender other than the Departing Lender.
“Departing Lender” means Bank of Montreal.
“Existing Lender” means each Lender under the Existing Credit Agreement.
“Marked Credit Agreement” means the copy of the Existing Credit Agreement attached hereto as Annex A.
“Stricken Text” means characters indicated textually in the same manner as the following example: ~~stricken text~~.

2.The Existing Credit Agreement (other than the Exhibits and Schedules thereto) is hereby amended to delete the Stricken Text and to add the Added Text, in each case as set forth in the Marked Credit Agreement (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”).
3.Schedule 1 of the Existing Credit Agreement is hereby amended and restated in the form attached hereto as Schedule 1 (as so amended and restated, “New Schedule 1”).
4.The Departing Lender hereby ceases to be a “Lender” for all purposes under the Loan Documents, and its Commitment is hereby reduced to zero and terminated.
5.The Administrative Agent is hereby authorized and directed to pay over to the Departing Lender the Departing Lender Payment (as defined below) promptly after receipt thereof.
6.Immediately after giving effect to the Required Payments (as defined below), if any Loan would be outstanding, then on the Amendment Effective Date (1) each Amendment Lender shall be deemed to have entered into a master assignment and acceptance agreement, in form and substance substantially similar to Exhibit A attached to the Existing Credit Agreement, pursuant to which each Amendment Lender shall have assigned to each other Amendment Lender a portion of each such Loan necessary to reflect proportionately the Commitments as set forth on New Schedule 1, and (2) in connection with each such assignment, each Amendment Lender shall pay to the Administrative Agent, for the account of the other Amendment Lenders, such amount as shall be necessary to appropriately reflect the assignment to it of Loans pursuant to this paragraph.
7.Paragraphs 1 through 6 of this Amendment shall not be effective until the first date on which all of the following conditions precedent shall have been satisfied (the “Amendment Effective Date”):
(a)the Administrative Agent shall have received from the Borrower and each Amendment Lender either (i) a counterpart of this Amendment executed on behalf of each such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Amendment) that each such party has executed a counterpart of this Amendment;
(b)the Administrative Agent shall have received a certificate from the Secretary or any Assistant Secretary of the Borrower, dated the Amendment Effective Date and in all other respects satisfactory to the Administrative Agent, (i) certifying as to the incumbency of authorized persons of the Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by the Managing Body of the Borrower approving the Amendment and the transactions contemplated hereby, all of which are in full force and effect as of the Amendment Effective Date and (iii) certifying that the Borrower’s Organization Documents have not been amended, supplemented or otherwise modified since April 17, 2023 or, if so, attaching true, complete and correct copies of each such amendment, supplement or modification;
(c)the Borrower shall have paid to the Administrative Agent, for the account of the Departing Lender, all amounts owing (whether or not then due) on and as of the Amendment Effective Date to the Departing Lender under the Loan Documents (the “Departing Lender Payment”)

(d)after giving effect to the Departing Lender Payment, the Borrower shall have made a prepayment of the Loans in an amount, if any, necessary to cause the aggregate outstanding principal balance of the Loans on the Amendment Effective Date to not exceed $225,000,000 (the “Prepayment” and, together with the Departing Lender Payment, the “Required Payments”);
(e)the Administrative Agent shall have received, for the account of each Amendment Lender, a copy of a new Federal Reserve Form, duly completed, executed and delivered by or on behalf of the Borrower, in form and substance acceptable to such Amendment Lender;
(f)the Administrative Agent shall have received, for the account of each Amendment Lender, an upfront fee equal to 0.025% of such Amendment Lender’s final allocated commitment;
(g)the Borrower shall have paid to the Administrative Agent, for its own account, the fees then payable under a separate fee letter, if any;
(h)the Administrative Agent shall have received such documents and information as any Lender shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies applicable to the Borrower; and
(i)the Administrative Agent shall have received all fees and other amounts due and payable by the Borrower on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket costs and expenses required to be reimbursed or paid by the Borrower herewith.
8.The Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of its obligations thereunder and agrees and admits that (i) it has no defense to any such obligation, and (ii) it shall not exercise any setoff or offset to any such obligation, and (b)(1) represents and warrants that, as of the Amendment Effective Date, no Default has occurred and is continuing, and (2) the representations and warranties of the Borrower contained in the Amended Credit Agreement and the other Loan Documents to which it is a party are true on and as of the Amendment Effective Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
9.The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Amendment Lender or the Administrative Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.
10.Except to the extent expressly set forth herein, the Loan Documents shall remain in full force and effect, and no amendment, supplement or other modification in respect of any term or condition of any Loan Document shall be deemed to be an amendment, supplement or other modification in respect of any other term or condition contained in any Loan Document. Upon the effectiveness hereof, all references to the Loan Documents set forth in any other agreement or instrument shall, unless otherwise specifically provided, be references to the Loan Documents as amended hereby.

11.This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent or any Amendment Lender to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Amendment Lenders and the Borrower, electronic images of this Amendment (including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.
12.THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
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IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized representative as of the date first above written.
ARISTOTLE FUNDS SERIES TRUST, a Delaware statutory trust, acting for the account of and for the benefit of the series thereof known as ARISTOTLE FLOATING RATE INCOME FUND
By: ________________________________
Name:     ______________________________
Title: _______________________________

Signature Page to Aristotle Floating Rate Income Fund – Amendment No. 1

U.S. BANK NATIONAL ASSOCIATION, as the Administrative Agent and as an Amendment Lender
By: ________________________________
Name:     ______________________________
Title: _______________________________

Signature Page to Aristotle Floating Rate Income Fund – Amendment No. 1

BNP PARIBAS, as an Amendment Lender
By: ________________________________
Name:     ______________________________
Title: _______________________________

By: ________________________________
Name:     ______________________________
Title: _______________________________

Signature Page to Aristotle Floating Rate Income Fund – Amendment No. 1

THE NORTHERN TRUST COMPANY, as an Amendment Lender
By: ________________________________
Name:     ______________________________
Title: _______________________________
Signature Page to Aristotle Floating Rate Income Fund – Amendment No. 1

Schedule 1

List of Lenders and Commitments

Lender	Commitment
Name: U.S. Bank National Association Address and Contact Information: Barry K Chung Senior Vice President 3 Bryant Park New York, NY 10036 Tel: (917) 256-2829 barry.chung@usbank.com	$125,000,000
Name: BNP Paribas Address and Contact Information: Marguerite Lebon 787 Seventh Avenue New York, NY 10019 Tel: (212) 841-2906 E:mail: Marguerite.lebon@us.bnpparibas.com	$75,000,000
Name: The Northern Trust Company Address and Contact Information: Peter Hallan 50 S. LaSalle Street Chicago, IL 60603 Tel: (312) 444-2434 E-mail: PH48@ntrs.com	$25,000,000
TOTAL	225,000,000

Aristotle Floating Rate Income Fund – Amendment No. 1